Exhibit 99.1
Reynolds Consumer Products Reports
Second Quarter 2025 Financial Results
Leading Our Categories
Investing in Attractive Growth and Cost Savings Programs
Reiterating Fiscal 2025 Outlook
LAKE FOREST, Ill., July 30, 2025 – (BUSINESSWIRE) – Reynolds Consumer Products Inc. (the “Company” or “RCP”) (Nasdaq: REYN) today reported financial results for the second quarter ended June 30, 2025.
“We are executing well in a challenging operating environment while also investing in the long-term potential of our business,” said Scott Huckins, President and Chief Executive Officer. “We believe our US-centric business model is a competitive advantage, and we are building on that advantage by implementing programs to drive additional growth, margin and returns.”
Second Quarter 2025 Highlights
•Net Revenues of $938 million vs. $930 million in Q2 2024
◦Retail Net Revenues of $887 million was flat with the prior year
◦Retail volume decreased 1%, consistent with overall category performance, and increased modestly after accounting for a more than 1 point headwind from foam
◦Non-Retail Revenues, which comprises aluminum sales to food service and industrial customers, increased $12 million to $51 million
•Net Income of $73 million vs. $97 million in Q2 2024; Adjusted Net Income of $83 million vs. $97 million in Q2 2024 which included a discrete tax benefit of $10 million
•Adjusted EBITDA of $163 million vs. $172 million in Q2 2024
•Earnings Per Share of $0.35 vs. $0.46 in Q2 2024; Adjusted Earnings Per Share of $0.39 vs. $0.46 in Q2 2024 which included a discrete tax benefit of $0.05
Net Income was $73 million, including $10 million of after-tax CEO transition costs and strategic investments in cost savings and revenue growth initiatives. Adjusted Net Income was $83 million compared to Adjusted Net Income of $97 million for the second quarter of 2024, or $87 million excluding a discrete tax benefit of $10 million. Adjusted EBITDA decreased to $163 million year over year, driven by lower retail volume and the timing of pricing actions relative to input cost increases, which were partially offset by reductions in SG&A.

Reynolds Cooking & Baking
•Net Revenues increased $4 million to $295 million, reflecting higher Non-retail Revenues, partially offset by a 3% decline in Retail Net Revenues
•Adjusted EBITDA decreased $5 million to $49 million
Retail volume decreased 5% primarily reflecting promotional timing.
The Adjusted EBITDA decrease was driven by lower retail volumes and the timing of pricing actions relative to input cost increases.
Hefty Waste & Storage
•Net Revenues increased $11 million to $255 million
•Adjusted EBITDA was unchanged at $71 million
Retail volume increased 6%. Hefty Fabuloso® waste bags, Hefty Press to Close food bags and other new products continued to deliver strong growth.
Adjusted EBITDA was unchanged, as the benefit of higher revenue was offset by higher operational costs. Investment in new product launches in food bags and waste bags contributed to a 1% decrease in pricing.
Hefty Tableware
•Net Revenues decreased $9 million to $242 million
•Adjusted EBITDA decreased $4 million to $35 million
Retail volume decreased 5%, driven exclusively by foam declines.
The Adjusted EBITDA decrease was driven by lower foam volume and related costs.
Presto Products
•Net Revenues increased $2 million to $153 million
•Adjusted EBITDA decreased $4 million to $33 million
Retail volume increased 1% as Presto’s portfolio gained additional share in store brand food bags.
The Adjusted EBITDA decrease was driven by higher operational costs associated with scaling new distribution.

Year to Date 2025 Highlights
• Net Revenues of $1,756 million vs. $1,764 million in the comparable prior year period
◦Retail Net Revenues decreased 2%
◦Retail volume decreased 2% driven by retailer destocking in the first quarter
◦Non-retail Revenues increased to $104 million
• Net Income of $105 million vs. $145 million in the comparable prior year period; Adjusted Net Income of $132 million vs. $145 million in the comparable prior year period, which included a discrete tax benefit of $10 million
• Adjusted EBITDA of $279 million vs. $294 million in the comparable prior year period
• Earnings Per Share of $0.50 vs. $0.69 in the comparable prior year period; Adjusted Earnings Per Share of $0.63 vs. $0.69 in the comparable prior year period, which included a discrete tax benefit of $0.05
Net Income was $105 million, including $27 million of after-tax debt refinancing costs, CEO transition costs and strategic investments in cost savings and revenue growth initiatives. Adjusted Net Income was $132 million compared to Adjusted Net Income of $145 million for the first half of 2024, or $135 million excluding a discrete tax benefit of $10 million. Adjusted EBITDA was $279 million, driven by lower retail volume, including first quarter retailer inventory destocking, and the timing of pricing actions relative to input cost increases, which were partially offset by reductions in SG&A.
Balance Sheet and Cash Flow Highlights
Cash and cash equivalents were $57 million at June 30, 2025 and debt was $1,633 million resulting in Net Debt of $1,576 million.
Net Debt to Trailing Twelve Months Adjusted EBITDA1 was 2.4x on June 30, 2025 and within the Company’s target leverage range.
“We delivered results in line with our expectations, while implementing pricing and other proven tools to offset cost inflation” said Nathan Lowe, Chief Financial Officer. “We continue to make progress on the programs to strengthen our revenue and margin potential, and we are on track to begin realizing those benefits late this year.”
Full Year 2025 and Third Quarter Outlook
We are reiterating our full year 2025 guide. The Company continues to expect 2025 Net Revenues to be down low single digits by comparison to 2024 Net Revenues, Adjusted EBITDA of $650 million to $670 million, and Adjusted EPS of $1.54 to $1.61 for the year.
Third quarter 2025 Net Revenues are expected to be down low single digits versus third quarter 2024 Net Revenues of $910 million. Third quarter 2025 Adjusted EBITDA is expected to be in a range of $160 million to $170 million. Third quarter Adjusted EPS is expected to be $0.37 to $0.41.
Full-year 2025 expected Adjusted Net Income reflects the following estimated adjustments from Net Income: Debt refinancing costs recognized in the first quarter and approximately $25 to $35 million of pre-tax CEO transition costs and strategic investments in cost savings and revenue growth initiatives. In addition, full-year 2025 expected Adjusted EBITDA excludes estimated depreciation and amortization of approximately $130 million.
Quarterly Dividend
The Company’s Board of Directors has approved a quarterly dividend of $0.23 per common share. The Company expects to pay this dividend on August 29, 2025, to shareholders of record as of August 15, 2025.
Earnings Webcast
The Company will host a live webcast this morning at 7:00 a.m. CT (8:00 a.m. ET). A link to the webcast and all related earnings materials will be available on the Company’s Investor Relations website at https://investors.reynoldsconsumerproducts.com.

1Net Debt is defined as current portion of long-term debt plus long-term debt less cash and cash equivalents. Net Debt Leverage is defined as Net Debt divided by Trailing Twelve Months Adjusted EBITDA. See “Use of Non-GAAP Financial Measures” for additional information.

About Reynolds Consumer Products Inc.
Reynolds Consumer Products is a leading provider of household essentials designed to simplify daily life, so consumers can enjoy what matters most. Found in 95% of U.S. homes, the Company offers trusted solutions for cooking, cleanup, food storage, and more. Its portfolio features iconic brands like Reynolds Wrap® aluminum foil and Hefty® trash bags and disposable tableware, along with store brand products tailored to retail partners. Reynolds holds the No. 1 or No. 2 market share in most of the categories it serves. Learn more at: investors.reynoldsconsumerproducts.com
Forward Looking Statements
This press release contains statements reflecting our views about our future performance that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on information available to us on the date of this release. These forward-looking statements include, but are not limited to, our ability to implement programs and make progress to drive additional growth, margin and returns, and our anticipated Net Revenue, Adjusted EBITDA, Adjusted EPS and Adjusted Net Income for full year and third quarter 2025. In some cases, you can identify these statements by forward-looking words such as “believe,” “expect,” “will,” “should,” “may,” “might,” “intends,” “outlook,” “forecast”, “position,” “committed,” “plans,” “anticipates,” “estimates,” “predicts,” “model,” “assumes,” “confident,” “look forward,” “potential,” “on track,” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth and recovery of profitability, management of costs and other disruptions and other strategies, the impact of the imposition of tariffs, and anticipated trends in our business, including expected levels of commodity costs and volume. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q.
For additional information on these and other factors that could cause our actual results to materially differ from those set forth herein, please see our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

REYN-F

Investor Contact
Mark Swartzberg
Mark.Swartzberg@reynoldsbrands.com
(847) 482-4081

Reynolds Consumer Products Inc.
Consolidated Statements of Income
(amounts in millions, except for per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net revenues	$938	$914	$1,739	$1,726
Related party net revenues	—	16	17	38
Total net revenues	938	930	1,756	1,764
Cost of sales	(712)	(674)	(1,341)	(1,306)
Gross profit	226	256	415	458
Selling, general and administrative expenses	(96)	(116)	(201)	(227)
Other expense, net	(12)	—	(21)	—
Income from operations	118	140	193	231
Interest expense, net	(22)	(25)	(42)	(51)
Debt refinancing expense	—	—	(13)	—
Income before income taxes	96	115	138	180
Income tax expense	(23)	(18)	(33)	(35)
Net income	$73	$97	$105	$145

Earnings per share:
Basic	$0.35	$0.46	$0.50	$0.69
Diluted	$0.35	$0.46	$0.50	$0.69

Weighted average shares outstanding:
Basic	210.3	210.1	210.3	210.1
Diluted	210.3	210.2	210.3	210.2

Reynolds Consumer Products Inc.
Consolidated Balance Sheets
(amounts in millions, except for per share data)

	(Unaudited)
	As of June 30, 2025	As of December 31, 2024
Assets
Cash and cash equivalents	$57	$137
Accounts receivable (net of allowance for doubtful accounts of $1 and $1)	333	337
Other receivables	11	7
Related party receivables	—	6
Inventories	630	567
Other current assets	32	47
Total current assets	1,063	1,101
Property, plant and equipment (net of accumulated depreciation of $1,000 and $961)	787	758
Operating lease right-of-use assets, net	98	90
Goodwill	1,895	1,895
Intangible assets, net	958	972
Other assets	60	57
Total assets	$4,861	$4,873
Liabilities
Accounts payable	$393	$319
Related party payables	1	34
Current portion of long-term debt	16	—
Current operating lease liabilities	23	20
Income taxes payable	1	5
Accrued and other current liabilities	141	161
Total current liabilities	575	539
Long-term debt	1,617	1,686
Long-term operating lease liabilities	81	73
Deferred income taxes	336	342
Long-term postretirement benefit obligation	14	14
Other liabilities	90	77
Total liabilities	$2,713	$2,731
Stockholders’ equity
Common stock, $0.001 par value; 2,000 shares authorized; 210.3 shares issued and outstanding	—	—
Additional paid-in capital	1,422	1,413
Accumulated other comprehensive income	24	35
Retained earnings	702	694
Total stockholders’ equity	2,148	2,142
Total liabilities and stockholders’ equity	$4,861	$4,873

Reynolds Consumer Products Inc.
Consolidated Statements of Cash Flows
(amounts in millions)

	Six Months Ended June 30,
	2025	2024
Cash provided by operating activities
Net income	$105	$145
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	65	63
Deferred income taxes	(8)	—
Stock compensation expense	11	9
Change in assets and liabilities:
Accounts receivable, net	11	(23)
Other receivables	(4)	2
Related party receivables	(1)	—
Inventories	(63)	(60)
Accounts payable	49	92
Related party payables	(9)	(5)
Income taxes payable / receivable	(4)	(22)
Accrued and other current liabilities	(18)	(21)
Other assets and liabilities	13	3
Net cash provided by operating activities	147	183
Cash used in investing activities
Acquisition of property, plant and equipment	(79)	(48)
Net cash used in investing activities	(79)	(48)
Cash used in financing activities
Repayment of long-term debt	(54)	(50)
Dividends paid	(96)	(96)
Proceeds from term loan refinancing	743	—
Repayments of existing term loan	(743)	—
Other financing activities	2	(3)
Net cash used in financing activities	(148)	(149)
Net decrease in cash and cash equivalents	(80)	(14)
Cash and cash equivalents at beginning of period	137	115
Cash and cash equivalents at end of period	$57	$101

Cash paid:
Interest - long-term debt, net of interest rate swaps	41	51
Income taxes	39	56

Reynolds Consumer Products Inc.
Segment Results
(amounts in millions)

	Reynolds Cooking & Baking	Hefty Waste & Storage	Hefty Tableware	Presto Products	Unallocated(1)	Total
Revenues
Three Months Ended June 30, 2025	$295	$255	$242	$153	$(7)	$938
Three Months Ended June 30, 2024 (2)	291	244	251	151	(7)	930
Six Months Ended June 30, 2025	$554	$496	$421	$296	$(11)	$1,756
Six Months Ended June 30, 2024 (2)	547	479	459	294	(15)	1,764
Adjusted EBITDA
Three Months Ended June 30, 2025	$49	$71	$35	$33	$(25)	$163
Three Months Ended June 30, 2024 (2)	54	71	39	37	(29)	172
Six Months Ended June 30, 2025	87	129	52	59	(48)	279
Six Months Ended June 20, 2024 (2)	86	138	69	66	(65)	294
(1)The unallocated net revenues include elimination of inter-segment revenues and other revenue adjustments. The unallocated Adjusted EBITDA represents the combination of corporate expenses which are not allocated to our segments and other unallocated revenue adjustments.
(2)During the three and six months ended June 30, 2025, we reassigned certain product lines supporting international distribution across our segments to better align with our strategic objectives. All prior period segment disclosures have been recast to reflect this reassignment. Our composition of operating segments and reportable segments did not change, and this reassignment had no effect on our previously reported consolidated results of operations.

Components of Change in Net Revenues for the Three Months Ended June 30, 2025 vs. the Three Months Ended June 30, 2024

	Price	Volume/Mix		Total
		Retail	Non-Retail
Reynolds Cooking & Baking	4%	(5)%	2%	1%
Hefty Waste & Storage	(1)%	6%	—%	5%
Hefty Tableware	1%	(5)%	—%	(4)%
Presto Products	—%	1%	—%	1%
Total RCP	1%	(1)%	1%	1%

Components of Change in Net Revenues for the Six Months Ended June 30, 2025 vs. the Six Months Ended June 30, 2024

	Price	Volume/Mix		Total
		Retail	Non-Retail
Reynolds Cooking & Baking	3%	(4)%	2%	1%
Hefty Waste & Storage	(1)%	5%	—%	4%
Hefty Tableware	2%	(10)%	—%	(8)%
Presto Products	1%	—%	—%	1%
Total RCP	1%	(2)%	1%	—%

Use of Non-GAAP Financial Measures
We use non-GAAP financial measures “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Earnings Per Share,” “Net Debt,” and “Net Debt to Trailing Twelve Months Adjusted EBITDA” in evaluating our past results and future prospects. We define Adjusted EBITDA as net income calculated in accordance with GAAP, plus the sum of income tax expense, net interest expense, debt refinancing expense, depreciation and amortization, costs to execute strategic initiatives and CEO transition costs. We define Adjusted Net Income and Adjusted Earnings Per Share (“Adjusted EPS”) as Net Income and Earnings Per Share (“EPS”) calculated in accordance with GAAP, plus the after-tax impact of debt refinancing expense, costs to execute strategic initiatives and CEO transition costs. We define Net Debt as the current portion of long-term debt plus long-term debt less cash and cash equivalents. We define Net Debt to Trailing Twelve Months Adjusted EBITDA as Net Debt (as defined above) as of the end of the period to Adjusted EBITDA (as defined above) for the period.
We present Adjusted EBITDA because it is a key measure used by our management team to evaluate our operating performance, generate future operating plans and make strategic decisions. In addition, our chief operating decision maker uses Adjusted EBITDA of each reportable segment to evaluate the operating performance of such segments. We use Adjusted Net Income and Adjusted EPS as supplemental measures to evaluate our business’ performance in a way that also considers our ability to generate profit without the impact of certain items. We use Net Debt as we believe it is a more representative measure of our liquidity. We use Net Debt to Trailing Twelve Months Adjusted EBITDA because it reflects our ability to service our debt obligations. We present Conversion of Adjusted EBITDA as it measures our management of working capital and profit conversion to cash. Accordingly, we believe presenting these measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors.
Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP financial measures presented by other companies.

Guidance for fiscal year and third quarter 2025, where adjusted, is provided on a non-GAAP basis. While the Company is providing estimated amounts for certain of the expected adjustments in this release, the Company cannot provide full reconciliations for its expected third quarter and fiscal year 2025 Adjusted EBITDA and Adjusted EPS to expected Net Income and expected EPS under “Full Year 2025 and Third Quarter Outlook” without unreasonable effort because certain items that impact Net Income and EPS and other reconciling metrics are out of the Company’s control and/or cannot be reasonably predicted at this time, which unavailable information is not expected to have a significant impact on the Company’s GAAP financial results.

Please see reconciliations of non-GAAP measures used in this release (with the exception of our full year and third quarter 2025 Adjusted EBITDA and Adjusted EPS outlook, as described above) to the most directly comparable GAAP measures, beginning on the following page.

Reynolds Consumer Products Inc.
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in millions)		(in millions)
Net income – GAAP	$73	$97	$105	$145
Income tax expense	23	18	33	35
Interest expense, net	22	25	42	51
Debt refinancing expense(1)	—	—	13	—
Depreciation and amortization	33	32	65	63
Costs to execute strategic initiatives(2)	8	—	13	—
CEO transition costs(3)	4	—	8	—
Adjusted EBITDA (Non-GAAP)	$163	$172	$279	$294
(1)    Reflects the expense recorded related to our March 2025 Term Loan Facility refinancing.
(2)    Reflects costs related to the execution of cost savings and revenue growth strategic initiatives.
(3)    Reflects compensation and other costs related to the CEO transition effective January 1, 2025.
Reynolds Consumer Products Inc.
Reconciliation of Net Income and EPS to Adjusted Net Income and Adjusted EPS

	Three Months Ended June 30, 2025			Three Months Ended June 30, 2024
(in millions, except for per share data)	Net Income	Diluted Shares	Diluted EPS	Net Income	Diluted Shares	Diluted EPS
As Reported - GAAP	$73	210.3	$0.35	$97	210.2	$0.46
Adjustments:
Costs to execute strategic initiatives(1)	6	210.3	0.03	—	210.2	—
CEO transition costs(1)	4	210.3	0.02	—	210.2	—
Adjusted (Non-GAAP)	$83	210.3	$0.39	$97	210.2	$0.46

(1)    Amounts are after tax, calculated based on the applicable tax treatment of each adjustment, using a normalized effective tax rate of 23.5% for deductible items and 0% for non-deductible items.

	Six Months Ended June 30, 2025			Six Months Ended June 30, 2024
(in millions, except for per share data)	Net Income	Diluted Shares	Diluted EPS	Net Income	Diluted Shares	Diluted EPS
As Reported - GAAP	$105	210.3	$0.50	$145	210.2	$0.69
Adjustments:
Debt refinancing expense(1)	10	210.3	0.05	—	210.2	—
Costs to execute strategic initiatives(1)	10	210.3	0.05	—	210.2	—
CEO transition costs(1)	7	210.3	0.03	—	210.2	—
Adjusted (Non-GAAP)	$132	210.3	$0.63	$145	210.2	$0.69

(1)    Amounts are after tax, calculated based on the applicable tax treatment of each adjustment, using a normalized effective tax rate of 23.5% for deductible items and 0% for non-deductible items.

Reynolds Consumer Products Inc.
Reconciliation of Trailing Twelve Months Net Income to Trailing Twelve Months Adjusted EBITDA
(amounts in millions)

	Twelve Months Ended June 30, 2025	Twelve Months Ended December 31, 2024
Net income – GAAP	$312	$352
Income tax expense	97	99
Interest expense, net	90	98
Debt refinancing expense	13	—
Depreciation and amortization	131	129
Costs to execute strategic initiatives	13	—
CEO transition costs	8	—
Adjusted EBITDA (Non-GAAP)	$664	$678

Reynolds Consumer Products Inc.
Reconciliation of Total Debt to Net Debt and Calculation of Net Debt to Trailing Twelve Months Adjusted EBITDA
(amounts in millions, except for Net Debt to Trailing Twelve Months Adjusted EBITDA)

As of June 30, 2025
Current portion of long-term debt	$16
Long-term debt	1,617
Total debt	1,633
Cash and cash equivalents	(57)
Net debt (Non-GAAP)	$1,576
For the twelve months ended June 30, 2025
Adjusted EBITDA (Non-GAAP)	$664

Net Debt to Trailing Twelve Months Adjusted EBITDA	2.4x

As of December 31, 2024
Current portion of long-term debt	$—
Long-term debt	1,686
Total debt	1,686
Cash and cash equivalents	(137)
Net debt (Non-GAAP)	$1,549
For the twelve months ended December 31, 2024
Adjusted EBITDA (Non-GAAP)	$678

Net Debt to Trailing Twelve Months Adjusted EBITDA	2.3x